Exhibit 1.01

DISTRIBUTION AGREEMENT

DATED AS OF NOVEMBER 20, 2008

BETWEEN

OGE ENERGY CORP.

AND

J.P. MORGAN SECURITIES INC.

DISTRIBUTION AGREEMENT

November 20, 2008

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Attention:

Ladies and Gentlemen:

OGE Energy Corp., an Oklahoma corporation (the “Company”), confirms its agreement with J.P. Morgan Securities Inc., as agent (“you” or “JPMS”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of up to an aggregate of 2,500,000 shares (the “Maximum Number of Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-151780) (the “registration statement”) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to JPMS, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of the Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to JPMS in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Exhibit E attached hereto. Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such

Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and JPMS agree as follows:

1.	Issuance and Sale.
(a)

Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided the Company provides JPMS with any due diligence materials and information reasonably requested by JPMS necessary for JPMS to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (A) with respect to purchases by JPMS as principal, the Company and JPMS shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be purchased by JPMS and the manner in which and the other terms upon which such sale is to occur (each such transaction being referred to as a “Principal Transaction”), and (B) with respect to sales by JPMS as agent, the Company and JPMS shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be placed by JPMS and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). References herein to a “Transaction” shall mean a Principal Transaction or an Agency Transaction, as the context may require. As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) November 1, 2010, (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Section 9 or 10 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)

Subject to the terms and conditions set forth below, the Company appoints JPMS as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. JPMS will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor JPMS shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through JPMS, and JPMS shall be obligated to endeavor, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by JPMS and accepted by the Company as provided in Section 3 below.

(c)

Except in the case of an Agency Transaction executed pursuant to Section 1(d) below, following acceptance of a Transaction Notice by the Company, JPMS will communicate to the Company, orally, each offer to purchase Shares solicited by JPMS in an Agency Transaction. Notwithstanding the foregoing, JPMS shall have the right, in its sole discretion, reasonably exercised, to reject any offer to purchase Shares, as a whole or in part, by persons solicited by JPMS and any such rejection shall not be deemed a breach of JPMS’s agreement herein. The Company may accept or reject any proposed offer to purchase Shares, in whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(d)

The Company and JPMS may agree that the Shares to be sold in an Agency Transaction shall be sold in a manner constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act. In such case, JPMS will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Agency Transaction Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 3(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)

JPMS hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and JPMS. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or JPMS reasonably believes it may be deemed an “underwriter” under the Act or if JPMS otherwise requests, the Company will provide to JPMS, at JPMS’s request and upon reasonable advance notice to the Company (which request may be contained in a Transaction Notice), on or prior to any Closing Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 7 hereof that the Company would be required to provide to JPMS in connection with the amendment or supplementation of the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus by the filing of an annual report on Form 10-K, each dated the Closing Date, and such other documents and information as JPMS shall reasonably request.

(f)

JPMS shall make commercially reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by JPMS and accepted by the Company. If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the

Company shall (i) hold JPMS harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to JPMS any fee to which it would otherwise be entitled in connection with such sale.

2.	Purchases as Principal.
(a)	Any purchases of Shares to be made by JPMS in a Principal Transaction shall be expressly agreed on by the Company and JPMS pursuant to a Transaction Notice.
(b)

For each Principal Transaction, the Company shall sell to JPMS, and JPMS agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below and in the applicable Transaction Notice. JPMS intends to resell the Shares purchased in each Principal Transaction in transactions constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act or in such other manner as may be provided in the Prospectus and agreed in the applicable Transaction Notice, and may engage in sales of Common Stock, on the Purchase Date (as defined below) for any Shares deliverable pursuant to a Transaction Notice.

(c)

Neither the Company nor JPMS shall have any obligation to enter into a Principal Transaction. The Company shall be obligated to sell Shares to JPMS, and JPMS shall be obligated to purchase Shares from the Company only if and when a Transaction Notice related to a Principal Transaction has been delivered by JPMS and accepted by the Company as provided in Section 3 below, and upon the terms and subject to the conditions set forth herein and in the applicable Transaction Notice.

3.	Transaction Notices.
(a)

The Company may, from time to time during the Term, propose to JPMS that they enter into an Agency Transaction or Principal Transaction to be executed on a specified Exchange Business Day. If JPMS agrees to the terms of such proposed Transaction or if the Company and JPMS mutually agree to modified terms for such proposed Transaction, then JPMS shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and JPMS, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to JPMS or sending a written notice to JPMS (by any means permissible under Section 12 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on JPMS and the Company only if accepted by the Company no later than the times specified in Section 3(b) below. Each Transaction Notice shall specify, among other things:

(i)        whether the Transaction is an Agency Transaction or a Principal Transaction;

(ii)       the Exchange Business Day on which the Shares subject to such Transaction are intended to be sold (the “Purchase Date”);

(iii)      the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no less than 5% and no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice; and

(iv)      the lowest price (if any) at which the Company shall be obligated to sell Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date. A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares and JPMS shall be obligated, subject to the terms of, and satisfaction of, the conditions set forth in this Agreement and such Transaction Notice, including, but not limited to, Section 1(f) above and Section 3(d) below, to (x) in Agency Transactions, use its commercially reasonable efforts to solicit offers for the Shares, and (y) in Principal Transactions, purchase such Shares in accordance with the terms and conditions of this Agreement and such Transaction Notice. Notwithstanding the foregoing, if the terms of any Agency Transaction or Principal Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and JPMS shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)

The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as JPMS may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance. For Principal Transactions, the price per Share to be paid by JPMS to the Company for the purchase of any such Shares pursuant to this Agreement shall be the volume weighted average price of the Shares as reported by Bloomberg LP for the relevant Purchase Date (“VWAP”) or such other price per Share based on VWAP as may be agreed upon between the Company and JPMS in the Transaction Notice (the “Principal Transaction Gross Sale Price”), less JPMS’s commission of 1.5% of the Principal Transaction Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date (the Principal Transaction Gross Sale Price less JPMS’s commission is referred to herein as the “Net Sales Price”). For Agency Transactions, JPMS’s commission shall be 1.5% of the actual sales price of the Shares (the “Agency Transaction Gross Sales Price”, and together with the Principal Transaction Gross Sales Price, the “Gross Sale Price”). The Specified Number of Shares to be sold by the Company on any Purchase Date is hereinafter referred to as the “Purchased Number of Shares” in respect of such Purchase Date.

(c)

If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, JPMS may, at its option, elect to reduce the Purchased Number of Shares to 50% of such total number of shares traded.

(d)

Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to such account as may be specified in writing by the Company against delivery of such Shares to: (x) the accounts specified in writing by JPMS for sales made by JPMS acting as agent, or (y) JPMS through the facilities of the Depository Trust Company for purchase from the Company by JPMS acting as principal. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify JPMS and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that JPMS may incur as a result of such failure.

(e)

If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and JPMS thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through JPMS, and JPMS shall not be obligated to purchase or place, the Specified Number of Shares for such Transaction, except that JPMS may, at its option, elect to have the Gross Sales Price for such Transaction equal such Floor Price in which case the parties shall be obligated to consummate such Transaction on that basis.

(f)

If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Transaction Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. JPMS shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

4.   Representations and Warranties of the Company. The Company represents and warrants to JPMS, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice, (iii) each Purchase Date, (iv) each Closing Date, and (v) each date on or before the fifth Business Day after the date of a Transaction Notice with respect to a Principal Transaction on which the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectuses is amended or supplemented or there is filed by the Company with the Commission any Incorporated Document (each such date listed in (i) through (v), a “Representation Date”) that:

(a)

The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, will comply at the time of each sale of Shares hereunder by JPMS, whether as agent or principal, and at all times during the Prospectus Delivery Period (as defined in Section 5(d) of this Agreement), in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Commission has not issued any stop order or any order preventing or suspending the use of the Registration Statement nor has there been the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during the Prospectus Delivery Period, will comply, in all material respects, with the requirements of the Act; as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during the Prospectus Delivery Period in connection with any sale of Shares, any Basic Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at such times any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing

Prospectuses, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during the Prospectus Delivery Period in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during the Prospectus Delivery Period in connection with any sale of Shares any Prospectus Supplement or the Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning JPMS and furnished in writing by or on behalf of JPMS expressly for use in the Registration Statement, such Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was or will be filed with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Act or the Exchange Act, as applicable, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus prepared, used or referred to by the Company is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by JPMS, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in subclause (i) of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act;”; neither the

Company nor JPMS is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; with respect to the offering(s) contemplated hereby, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act.

(c)	The aggregate market value of the voting common equity held by non-affiliates of the Company is in excess of $150,000,000.
(d)

As of the date of this Agreement the Company has, and as of each Representation Date the Company will have, an authorized capitalization as set forth in the Registration Statement, the Basic Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding shares of capital stock of the Company (including the Common Stock) and, to the Company’s knowledge, the Subsidiaries (as defined below), have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(e)

Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed (as the case may be) and is validly existing and is in good standing under the laws of its respective jurisdiction of incorporation or formation with all requisite entity power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(f)

Each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign entity in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)	The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries.
(h)

Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to JPMS or included in the Registration Statement.

(i)

Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise described in this Section 4(i)) are owned by the Company subject to no security interest, mortgage, pledge, lien, encumbrance, claim or other equitable or adverse claim (collectively, “Encumbrance”).

(j)

Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(k)

Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, the Company and each of the Subsidiaries are in compliance with all applicable laws, orders, rules, regulations, directives, decrees and judgments, except where the failure to be in compliance would not result in a Material Adverse Effect.

(l)

Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (a) its respective certificate of incorporation, charter, formation documents or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not have, or reasonably be expected to have, a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the articles of incorporation, charter, formation documents or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

(m)

The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

(n)

The Shares have been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued and fully paid and nonassessable, free and clear of any Encumbrance (other than any Encumbrance that may be created by the purchaser of such Shares); the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and the Shares will conform in all material respects to the description thereof contained in any Permitted Free Writing Prospectus and the Prospectus as amended or supplemented; no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(o)

There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares to JPMS hereunder, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

(p)

The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the Exchange (if any).

(q)

No consent, approval, authorization or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained on the relevant Closing Date under the Act or the Exchange Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Exchange and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by JPMS.

(r)

Ernst & Young LLP, who has certified certain consolidated financial statements of the Company and the Subsidiaries, is and was during the periods covered by its reports an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Act.

(s)

Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect; and except as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect.

(t)

The format of the Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement filed in connection with this Agreement that are delivered to JPMS for use in connection with any transactions occurring hereunder will be identical in all material respects to the respective versions of the Basic Prospectus, the Prospectus, such Permitted Free Writing Prospectus and such prospectus supplement created to be transmitted to the Commission for filing via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(u)	The consolidated financial statements of the Company and the Subsidiaries and the schedules thereto included or incorporated in the Registration Statement, any Basic

Prospectus, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; any pro forma financial statements and other pro forma financial information included in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein; and all disclosures contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(v)

Subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, (A) any transaction which is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (C) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued in connection with employee or director compensation or benefits and in connection with the dividend reinvestment and stock purchase plan and other than repayments and reborrowings under the Company’s and it subsidiaries’ revolving lines of credit and/or commercial paper programs), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the

Company’s regular quarterly cash dividends) or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the Exchange Act or the rules and regulations promulgated thereunder. Neither the Company nor the Subsidiaries have any material contingent obligation (considered on a consolidated basis) which is not disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(w)

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)

Each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y)

The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(z)

With such exceptions as would not have, or would not reasonably be expected to have, a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects of title, except such as are disclosed in the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and binding leases, with such exceptions as are disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(aa)

(i) Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, the Company and its Subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (ii)(x) and (ii)(y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)

The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)

The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls.

(dd)

Each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and

except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

(ee)

Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)

Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(gg)

Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh)

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)

Any certificate signed by any officer of the Company or any Subsidiary delivered to JPMS or to counsel for JPMS pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to JPMS as to the matters covered thereby.

5.	Certain Covenants of the Company. The Company hereby agrees with JPMS:
(a)

Before preparing, using, authorizing, approving, referring to or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement, the Basic Prospectus or the Prospectus in connection with the offering of the Shares (excluding the filing of an Incorporated Document other than an Incorporated Document filed on or before the fifth Business Day after the date of a Transaction Notice with respect to a Principal Transaction), to furnish to JPMS a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not prepare, use, authorize, approve, refer to or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which JPMS reasonably objects.

(b)

To make no post-effective amendment or supplement to the Registration Statement, the Basic Prospectus or the Prospectus relating to the Shares (excluding the filing of an Incorporated Document other than an Incorporated Document filed on or before the fifth Business Day after the date of a Transaction Notice with respect to a Principal Transaction) which shall have been disapproved by JPMS by notice in writing to the Company after notice thereof and reasonable opportunity to review and comment thereon.

(c)

To prepare, if required, a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by JPMS and to file, if required, such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rule 430A, 430B or 430C under the Act and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered) to JPMS via e-mail in “.pdf” format on such filing date to an e-mail account designated by JPMS and, at JPMS’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(d)

To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise JPMS, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (other than the filing of an Incorporated Document), (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (v) of the occurrence of any event within the Prospectus Delivery Period (as defined below) as a result of which the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for JPMS a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Shares by JPMS.

(e)

In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(f)

To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as JPMS may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise JPMS of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(g)

To make available to JPMS at its offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to JPMS, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as JPMS may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 5(b) hereof, such amendment or amendments to the Registration Statement, any Basic Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(h)

To furnish or make available to JPMS during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to JPMS from time to time during the term of this Agreement such other information as JPMS may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of JPMS, as applicable. For the avoidance of doubt, any such report, communication, document or information filed by the Company with the Commission by the way of EDGAR shall be deemed to be furnished to JPMS by the Company.

(i)

If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify JPMS thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission and furnish to JPMS such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to a Closing Date (i) any event shall occur or condition shall exist as a result of which any Free Writing Prospectus used in connection with the offer or sale of the Shares to be sold on such Closing Date as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement such Free Writing Prospectus to comply with law, the Company will immediately notify JPMS thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to JPMS such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary so that the statements in such Permitted Free Writing Prospectus as so amended or supplemented will not, in the light of the circumstances, be misleading or so that such Permitted Free Writing Prospectus will comply with law.

(j)

To generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(k)

To furnish to JPMS two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (other than Incorporated Documents), including all exhibits thereto and all documents incorporated by reference therein.

(l)

To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds”.

(m)

The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(n)

Except as otherwise agreed between the Company and JPMS, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to JPMS and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to JPMS (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for JPMS in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to JPMS, (v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, (vii) the fees and disbursements of counsel to the Company and the reasonable fees and disbursements of counsel to JPMS in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder) and (viii) the performance of the Company’s other obligations hereunder; provided that JPMS shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of JPMS other than as specifically provided above. The Company has paid the registration fees for this offering within the time period required by Rule 456(b)(i) under the Act prior to the Closing Date.

(o)

With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(p)

During the Purchase Date for each Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of JPMS, other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued in connection with employee or director compensation or benefits and in connection with the dividend reinvestment and stock purchase plan.

(q)

The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(r)	To use its best efforts to cause the Shares to be listed on the Exchange.
(s)	That it consents to JPMS trading in the Common Stock for JPMS’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(t)

The Company covenants and agrees with JPMS that (A) with respect to each of the Company’s first three fiscal quarters, on or prior to the date on which the Company shall be obligated to file a quarterly report on Form 10-Q in respect of such quarter and (B) with respect to the Company’s fourth fiscal quarter for year 2008 and for each year thereafter, on or prior to the thirty-fifth day after the end of such quarter in which sales of the Shares were made by JPMS pursuant to this Agreement (each such date, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through JPMS as agent pursuant to this Agreement in At the Market Offerings, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the Exchange as are required by such exchange. Any obligation of JPMS to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Sections 5 and 7 of this Agreement.

(u)	To use its best efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 6 on or in respect of each Closing Date hereunder.
(v)

To advise JPMS promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to JPMS pursuant to this Agreement.

6.   Execution of Agreement. JPMS’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a)	the Company shall have delivered to JPMS:

(i)        an officer’s certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;

(ii)       opinions of Rainey, Ross, Rice and Binns P.L.L.C. and Jones Day, counsel for the Company, addressed to JPMS and dated the date of this Agreement, as to the matters set forth in Exhibit C hereto, each with only such departures from such form as Chapman and Cutler LLP, counsel for JPMS, shall have approved;

(iii)       a letter of Ernst & Young LLP, dated the date of this Agreement and addressed to JPMS, in a form reasonably satisfactory to JPMS and its counsel;

(iv)       evidence reasonably satisfactory to JPMS and its counsel that the Registration Statement has become effective;

(v)       evidence reasonably satisfactory to JPMS and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(vi)       resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vii)	such other documents as JPMS shall reasonably request; and
(b)	JPMS shall have received the favorable opinion of Chapman and Cutler LLP as to the matters set forth in Exhibit D hereto.

7.   Additional Covenants of the Company. The Company further covenants and agrees with JPMS as follows:

(a)

Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to JPMS pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date (subject only to Section 5(i) above), and at the time of delivery to JPMS of Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice); on each date during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall be deemed to affirm that the representations and warranties of the Company herein contained and contained in any certificate delivered to JPMS pursuant hereto are true and correct as though made at and as of each such time (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at and as of such time).

(b)

Each time that the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including by the filing of any Incorporated Document), (i) as a result of the filing by the Company with the Commission of an annual report on Form 10-K, a quarterly report on Form 10-Q, or any other filing that includes financial statements, the Company shall furnish or cause to be furnished, and (ii) at the request of JPMS, upon the filing of any other Incorporated Document by the Company with the Commission on or before the fifth Business Day after the date of a Transaction Notice with respect to a Principal Transaction, the Company shall furnish or cause to be furnished, to JPMS forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to JPMS, certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)	Each time that the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented

(including by the filing of any Incorporated Document), (i) as a result of the filing by the Company with the Commission of an annual report on Form 10-K, a quarterly report on Form 10-Q, or any other filing that includes financial statements, the Company shall furnish or cause to be furnished, and (ii) at the request of JPMS, upon the filing of any other Incorporated Document by the Company with the Commission on or before the fifth Business Day after the date of a Transaction Notice with respect to a Principal Transaction, the Company shall furnish or cause to be furnished, forthwith to JPMS and to counsel for JPMS the written opinion of Jones Day and Rainey, Ross, Rice & Binns, P.L.L.C., respectively, or other counsel satisfactory to JPMS, which may include the General Counsel or Assistant General Counsel of the Company, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to JPMS, of the same tenor as the opinion referred to in Section 6(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to JPMS shall furnish JPMS with a letter substantially to the effect that JPMS may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)

Each time that the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any Incorporated Document), the Company shall cause Ernst & Young LLP promptly to furnish to JPMS a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 6(a)(iii) hereof, but modified to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)

(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding (A) for such purpose, (B) pursuant to Rule 401(g)(2) or (C) pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(c) hereof; and all requests by the Commission for additional information shall have been complied with to the satisfaction of JPMS and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration

Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(f)

To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through JPMS under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

8.   Conditions of JPMS’s Obligation to Purchase Shares. JPMS’s obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the time of acceptance of the Transaction Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)

The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such dates.

(b)	The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.
(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended.
(d)

From the date of this Agreement, no event or condition of a type described in Section 4(v) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of JPMS makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(e)

From the date of the delivery of the Transaction Notice until the Closing Date, (i) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(f)	The Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.
(g)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(h)

JPMS shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as JPMS may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(i)

No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Commission and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice.

(j)

No amendment or supplement to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which JPMS shall have objected in writing.

(k)	On or prior to the Closing Date, the Company shall have furnished to JPMS such further certificates and documents as JPMS may reasonably request.

9.   Termination by JPMS. This Agreement and the obligations of JPMS hereunder may be terminated, in the sole and absolute discretion of JPMS, if at any time (i) any of the covenants or conditions specified in Section 7 or 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of JPMS, is material and adverse and makes it impracticable or inadvisable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or if trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or the NASD or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of JPMS has a Material Adverse Effect or will have a Material Adverse Effect, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of JPMS has a material and adverse effect on the securities markets in the United States or (vii) a general moratorium on commercial banking activities has been declared by federal or New York authorities.

If JPMS elects to terminate this Agreement as provided in this Section 9, JPMS shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile stating in reasonable detail the basis therefore. If a Transaction Notice is pending at the time of termination, JPMS may declare such Transaction Notice void or may require the Company to complete the sale of Shares as specified in the Transaction Notice, at JPMS’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

If the solicitation of purchases on an agency basis or purchase by JPMS as principal of the Shares, as contemplated by this Agreement, is not carried out by JPMS for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n) and 11 hereof) and JPMS shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

JPMS may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(n) and 11 hereof shall remain in full force and effect notwithstanding such termination.

10. Termination by Company. The Company may terminate this Agreement in its sole discretion upon 20 Exchange Business Days prior written notice to JPMS.

11.	Indemnity and Contribution.
(a)

The Company agrees to indemnify and hold harmless JPMS, its affiliates, directors and officers and each person, if any, who controls JPMS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company in writing by JPMS expressly for use therein, it being understood and agreed that the only such information furnished by JPMS consists of the information described as such in subsection (b) below.

(b)

JPMS agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company in writing by JPMS expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by JPMS consists of any information relating to JPMS so provided by JPMS for use in a Permitted Free Writing Prospectus and there is no such information in the Basic Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for JPMS, its affiliates, directors and officers and any control persons of JPMS shall be designated in writing by JPMS and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)

If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and JPMS, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and JPMS, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and JPMS, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by JPMS in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and JPMS, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by JPMS, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)

The Company and JPMS agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 11, in no event shall JPMS be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by JPMS with respect to the offering of the Shares exceeds the amount of any damages that JPMS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to JPMS, shall be sufficient in all respects if delivered to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, with separate copies to the attention of the Syndicate Desk and Special Equities Group, Facsimile No. (212) 622-0398, and

if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at OGE Energy Corp., 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321, Attn: Treasurer, with a copy to Jones Day, 77 West Wacker Drive, Chicago, Illinois 60601, Attn: Robert J. Joseph. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company by facsimile at (405) 553-3760 and receipt confirmed by telephone at (405) 553-3800 and an acceptance of a Transaction Notice shall be delivered to JPMS by facsimile at (212) 622-0398, Attention: Lisa Hunt and receipt confirmed by telephone to Lisa Hunt at (212) 622-7027 and, if she is unavailable, to Ara Movsesian at (212) 622-2619.

13. No Fiduciary Relationship. The Company acknowledges and agrees that JPMS is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, JPMS is not advising the Company with respect to the offering of Shares contemplated hereby as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and JPMS shall have no responsibility or liability to the Company with respect thereto. Any review by JPMS of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMS and shall not be on behalf of the Company.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of JPMS and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of JPMS and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from JPMS) shall acquire or have any right under or by virtue of this Agreement.

18. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

19. Successors and Assigns. This Agreement shall be binding upon JPMS and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and JPMS ‘s respective businesses and/or assets.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and JPMS contained in this Agreement or made by or on behalf of the Company or JPMS pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or JPMS.

21. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23. Miscellaneous. JPMS, an indirect, wholly owned subsidiary of JPMorgan Chase & Co., is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of JPMorgan Chase Bank. Because JPMS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by JPMS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of JPMorgan Chase Bank, and are not otherwise an obligation or responsibility of a branch or agency of JPMorgan Chase Bank.

A lending affiliate of JPMS may have lending relationships with issuers of securities underwritten or privately placed by JPMS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by JPMS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of JPMS.

JPMS and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that JPMS is acting as agent pursuant to this Agreement; provided that JPMS acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by JPMS and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and JPMS, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and JPMS.

Very truly yours,
OGE ENERGY CORP.

By:	/s/ Scott Forbes
Name:	Scott Forbes
Title:	Controller, Chief Accounting Officer and
Interim Chief Financial Officer

Accepted and agreed to as of the

date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Sudheer Tegulapalle

Name:	Sudheer Tegulapalle
Title:	Executive Director

Schedule I

Subsidiaries of the Company

Oklahoma Gas and Electric Company

Enogex LLC

Enogex Products LLC

Enogex Gas Gathering LLC

Exhibit A

[JPMS Letterhead]

__________, 200_

OGE Energy Corp.

321 North Harvey

P.O. Box 321

Oklahoma City, Oklahoma 73101-0321

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear ___________:

This Notice sets forth the terms of the agreement of J.P. Morgan Securities Inc. (“JPMS”) with OGE Energy Corp., an Oklahoma corporation (the “Company”) relating the issuance of up to 2,500,000 shares of the Company’s common stock, par value $0.01 per share pursuant to the Distribution Agreement between the Company and JPMS, dated November 20, 2008 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with JPMS to engage in the following transaction:

Type of Transaction:	[Agency or Principal Transaction]
Number of Shares to be Sold:
Minimum Price at which Shares may be Sold:
Date(s) on which Shares may be Sold:
(“Purchase Date”)
Discount/Commission:

Manner in which Shares

are to be Sold:	[Specify “at-the-market” or other method]
Floor price:	[Insert if any]
Officers’ Certificate and Opinion
Delivery Required?:	[Yes] [No]

The Transaction set forth in this Notice will not be binding on the Company or JPMS unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor JPMS will be bound by the terms of this Notice unless the Company delivers its Acceptance by ____ am/pm (New York time) on [the date hereof/________, 200_].

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Closing Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By:______________________________
Name:
Title:

ACCEPTED as of the date

first above written

OGE ENERGY CORP.

By:______________________

Name:

Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit B

Officers’ Certificate

1.	The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;
2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;
3.

The Company’s Registration Statement (File No. 333- 151780) under the Act has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

4.

Except as otherwise disclosed in the Prospectus or in writing to JPMS by the Company, subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries taken as a whole, other than repayments and reborrowings under the Company’s and it subsidiaries’ revolving lines of credit and/or commercial paper programs, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the Company’s regular quarterly cash dividends); and neither the Company nor the Subsidiaries has any material contingent obligation taken as a whole, which is not disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

Exhibit C

Form of Oklahoma Counsel Opinion

1.         The Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Prospectus;

2.         Each Significant Subsidiary of the Company is legally existing and is in good standing under the laws of its respective jurisdiction of organization and has the power, right and authority to do business and to own property in its respective jurisdiction in the manner and as set forth in the Prospectus;

3.         The issue and sale of the Shares by the Company in accordance with the terms of the Agreement have been duly and validly authorized by all necessary corporate action; the Shares, when the Shares have been electronically registered and delivered to and paid for by the Underwriters pursuant to the Agreement, will constitute Common Stock which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; the certificates for the Shares are in due and proper form; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

4.         The Agreement has been duly authorized, executed and delivered by the Company;

5.         The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby has been duly and validly taken;

6.         We do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

7.         All statements contained in the Registration Statement and Prospectus purporting to set forth our advice or our opinion or to be based upon our opinion correctly set forth our opinion on such respective matters;

8.         The execution and delivery of the Agreement and the issuance of the Shares, under the circumstances contemplated by the Agreement, do not and will not violate the Restated Certificate of Incorporation or Bylaws of the Company or any similar organizational document of any Significant Subsidiary, or in any material respect conflict with or constitute on the part of the Company or any Significant Subsidiary a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to us to which the Company or such Significant Subsidiary is a party or any law, regulation, consent decree or administrative, arbitration or court order known to us to which the Company or such Significant Subsidiary is subject;

9.         No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Agreement, the issuance and sale of the Shares, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Agreement, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by JPMS;

10.       The statements in the Prospectus under the headings “Description of Capital Stock”, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;

11.       Except in localities where Oklahoma Gas and Electric Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of Oklahoma Gas and Electric Company, Oklahoma Gas and Electric Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Oklahoma as presently conducted and as described in the Prospectus.

While, except as otherwise stated above, we are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus, nothing has come to our attention that would lead us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of the foregoing, we are not called upon to express, and do not express, an opinion with respect to the financial statements, schedules, financial footnotes or financial or statistical data included in the Registration Statement.

Form of Federal Opinion

1.   Except as disclosed in the Prospectus, to our Actual Knowledge, there is no litigation or any governmental proceedings, pending or threatened, that would be required to be described in the Prospectus that are not described as required.

2.   The execution, delivery and performance of the Agreement and the issuance of the Shares by the Company, will not violate any law or regulation known to us generally to be applicable to transactions of this type, or any order or decree known to us of any court, arbitrator or governmental agency that is binding upon the Company or its respective properties or violate or result in a default under any of the terms and provisions of any agreement to which the Company is a party or bound (this opinion being limited (A) to those orders, decrees and agreements identified on Exhibit A attached hereto and (B) in that we express no opinion with respect to any violation (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified on Exhibit A attached hereto or (3) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

3.   No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the issuance or sale of the Shares by the Company, except (i) for the registration of the Shares under the Act and the rules and regulations thereunder, (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder or (iii) as may be required under state securities or “blue sky” laws.

We have participated in the preparation of the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Prospectus. From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Ernst & Young LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, with you and with your counsel, concerning the information contained in or incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus and the proposed responses to various items in Form S-3. Based solely upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Act, as of _________, which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of the Shares (such date, the “Effective Date”), and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and that the documents incorporated by reference or deemed to be incorporated by reference into the Registration Statement, the Prospectus Supplement and the Prospectus that were filed prior to the date hereof at the time they were filed complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Ernst & Young LLP as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph __ above) of the information included or incorporated by reference in the Registration Statement, Basic Prospectus, the Prospectus Supplement and the Prospectus. Based on the participation and discussions set forth above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of its date included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii)the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Ernst & Young LLP as experts.

The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date of the Agreement. The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.

Exhibit D

Matters to be covered in Opinion of Counsel for Agent

1.	The Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma;
2.	The Agreement has been duly authorized, executed and delivered by the Company; and
3.

The Shares have been duly and validly authorized by all necessary corporate action; the Shares, when the Shares have been electronically registered and delivered to and paid for by JPMS pursuant to the Agreement, will constitute Common Stock which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company.

          In addition, we have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and have considered the matters required to be stated therein and the statements contained therein, although (i) we have not independently verified the accuracy, completeness or fairness of such statements and (ii) with your consent, our inquiries with respect to the matters referred to in this paragraph have been limited in scope, because our review of the Company’s corporate records, documents and instruments has been limited to (A) [the documents referred to in the second paragraph of this letter,] (B) the Company’s filings with the Commission that are incorporated by reference into the Registration Statement, (C) the exhibits to the Registration Statement and (D) the minutes of meetings of the Company’s Board of Directors held since _______, 200_. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which we express no belief).

Exhibit E

FREE WRITING PROSPECTUSES

None, except as agreed upon in writing by each of the Company and JPMS.